Exhibit 99.1

CONTACT:	Investors:	Media:
	Douglas A. Fox, CFA	Michelle Meek
	Vice President, Investor Relations	Outlook Marketing Services
	+1 847 793 6735	+1 312 873 3424
	dfox@zebra.com	michelle@outlookmarketingsrv.com

FOR IMMEDIATE RELEASE

Zebra Technologies Announces 2008 Second Quarter Financial Results

Solid performance across the company leads to record sales and sustained high gross margin

Vernon Hills, IL, July 24, 2008—Zebra Technologies Corporation (NASDAQ: ZBRA) today announced 21.5% growth in net sales to a record $253,782,000 for the second quarter of 2008 from $208,912,000 for the second quarter of 2007. Net income for the period was $25,526,000, or $0.39 per diluted share, including exit costs of $4,680,000 which reduced earnings by $0.05 per diluted share. For the second quarter of 2007, net income was $25,633,000, or $0.37 per diluted share.

“Strong business execution led to high international and North American sales growth for specialty printing and a sharp sequential increase in our enterprise solutions business,” stated Anders Gustafsson, Zebra’s chief executive officer. “Our programs to penetrate more deeply into targeted vertical markets and extend our geographic reach are building a more diversified customer base. We are winning additional business opportunities with new products and solutions that help our customers identify, manage and track a broader range of assets within the enterprise and across the supply chain. These activities make us optimistic about further growth and give us confidence in our ability to meet our long-term objectives.”

Discussion and Analysis

For the second quarter of 2008 compared with the second quarter of 2007:

•

Consolidated sales growth of 21.5% resulted from 12.8% growth in the company’s Specialty Printing Group (SPG) and $25,020,000 in sales from the company’s Enterprise Solutions Group (ESG). International sales increased 28.0%, with record sales in the Asia Pacific and Latin America regions. North American sales increased 14.1%. Consolidated sales were affected by $5,009,000 in unfavorable adjustments from revenue hedging activities.

•

Gross profit margin increased to 50.3% from 47.6%. Profitability was favorably affected by lower product costs, favorable changes in foreign exchange, and certain one-time items that accounted for 1.0 percentage points of the gross margin improvement.

•

Operating expenses increased from acquisition-related additions of personnel and other expenses, the implementation of annual merit pay increases, higher SPG marketing expenses and costs for two customer conferences.

•

Operating expenses were also affected by a $2,059,000 increase in the amortization of intangible assets from the acquisitions of Navis and Multispectral Solutions, as well as $4,680,000 in exit costs related to the company’s previously announced initiative to transfer final assembly of thermal printers to a third party.

For the first six months of 2008, the company had net sales of $500,059,000, up 19.8% from $417,488,000 for the same period a year ago. First-half net income totaled $53,170,000, or $0.81 per diluted share, including $7,914,000 in exit costs which reduced earnings by $0.08 per diluted share.

At June 28, 2008, Zebra had $270,148,000 in cash and investments, and no long-term debt. Net inventories were $101,339,000, and accounts receivable, net, were $179,081,000.

During the second quarter of 2008, the company repurchased 461,000 shares of Zebra Technologies Class A Common Stock under an authorization to purchase up to 3,000,000 shares. In the first six months of 2008, the company repurchased 1,490,600 shares of Zebra stock for $48,402,000.

Third Quarter Outlook

Zebra announced its financial forecast for the third quarter of 2008. Net sales are expected within a range of $242,000,000 to $253,000,000, which reflects an expected seasonal slowdown in Europe, a more cautious economic outlook and unfavorable adjustments from revenue hedging activities of approximately $5,000,000. Earnings are expected between $0.35 and $0.41 per diluted share. This outlook includes approximately $3,500,000 expenses related to exit costs.

Conference Call Notification

Investors are invited to listen to a live Internet broadcast of Zebra’s conference call discussing the company’s financial results for the second quarter of 2008. The conference call will be held at 11:00 a.m. Eastern Time today. To listen to the call, visit the company’s Web site at http://www.zebra.com.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s financial forecast for the third quarter of 2008 stated in the paragraph above. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra may elect to update forward-looking statements but expressly disclaims any obligation to do so, even if the company’s estimates change.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include market conditions in North America and other geographic regions and market acceptance of Zebra’s printer and software products and competitors’ product offerings and the potential effects of technological changes. Other factors include U.S. and foreign regulations that pertain to electrical and electronic equipment, including European Union and other country directives relating to the collection, recycling, treatment and disposal of products and the reduction or elimination of certain specified materials in such products. Zebra’s failure to comply with these regulations may subject Zebra to penalties, prevent Zebra from selling its products in a certain country, or increase the cost of supplying the products. Profits and profitability will be affected by the company’s ability to control manufacturing and operating costs. Because of a large investment portfolio, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra is involved, and particularly litigation or claims related to alleged infringement of third-party intellectual property rights, is another factor. In addition, the acquisitions of WhereNet, proveo and Navis, which were completed in 2007, and Multispectral Solutions, which was completed in April 2008, have risks relating to integrating these companies’ businesses and operations with Zebra’s. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “estimate,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to Zebra’s Form 10-K for the year ended December 31, 2007.

Zebra Technologies Corporation helps companies identify, track and manage assets, transactions and people with on-demand specialty digital printing and automatic identification solutions. In more than 100 countries around the world, more than 90 percent of Fortune 500 companies use innovative and reliable Zebra printers, supplies, RFID products and software to increase productivity, improve quality, lower costs, and deliver better customer service. Information about Zebra and Zebra-brand products can be found at http://www.zebra.com.

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	June 28, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$41,916	$38,211
Restricted cash	1,870	2,497
Investments and marketable securities	81,936	98,438
Accounts receivable, net	179,081	150,775
Inventories, net	101,339	85,038
Deferred income taxes	14,625	14,772
Prepaid expenses	8,915	31,101

Total current assets	429,682	420,832

Property and equipment at cost, less accumulated depreciation and amortization	78,948	67,686
Long-term deferred income taxes	28,592	28,407
Goodwill	261,517	246,510
Other intangibles, net	119,058	119,424
Long-term investments and marketable securities	144,426	142,033
Other assets	8,240	9,386

Total assets	$1,070,463	$1,034,278

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$56,882	$42,351
Accrued liabilities	66,663	69,437
Deferred revenue	14,750	9,633
Income taxes payable	2,587	751

Total current liabilities	140,882	122,172
Deferred rent	2,212	961
Other long-term liabilities	9,878	8,452

Total liabilities	152,972	131,585

Stockholders’ equity:
Preferred Stock	—	—
Class A Common Stock	722	722
Additional paid-in capital	144,725	141,522
Treasury stock	(247,409)	(205,058)
Retained earnings	1,013,682	960,512
Accumulated other comprehensive income	5,771	4,995

Total stockholders’ equity	917,491	902,693

Total liabilities and stockholders’ equity	$1,070,463	$1,034,278

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
Net sales	$253,782	$208,912	$500,059	$417,488
Cost of sales	126,067	109,510	249,429	218,296

Gross profit	127,715	99,402	250,630	199,192

Operating expenses:
Selling and marketing	34,322	29,069	65,183	57,233
Research and development	22,849	13,869	42,756	28,054
General and administrative	24,216	19,875	49,261	37,808
Amortization of intangible assets	4,679	2,620	9,193	4,943
Exit costs	4,680	—	7,914	—
Acquired in-process research and development	—	—	—	1,853

Total operating expenses	90,746	65,433	174,307	129,891

Operating income	36,969	33,969	76,323	69,301

Other income (expense):
Investment income	2,722	5,724	5,127	11,028
Foreign exchange gains	(69)	(182)	631	(7)
Other, net	(651)	(376)	(905)	(300)

Total other income	2,002	5,166	4,853	10,721

Income before income taxes	38,971	39,135	81,176	80,022
Income taxes	13,445	13,502	28,006	27,673

Net income	$25,526	$25,633	$53,170	$52,349

Basic earnings per share	$0.39	$0.37	$0.81	$0.76
Diluted earnings per share	$0.39	$0.37	$0.81	$0.75

Basic weighted average shares outstanding	65,128	69,098	65,664	68,996
Diluted weighted average and equivalent shares outstanding	65,502	69,559	66,046	69,453

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Six Months Ended
	June 28, 2008	June 30, 2007
Cash flows from operating activities:
Net income	$53,170	$52,349
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,607	12,243
Stock-based compensation	6,536	6,557
Excess tax benefit from share-based compensation	(131)	(690)
Acquired in-process research and development	—	1,853
Deferred income taxes	(3,185)	(1,893)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(29,780)	6,676
Inventories	(14,754)	3,515
Other assets	1,485	(547)
Accounts payable	13,129	(7,022)
Accrued liabilities	(3,876)	(381)
Deferred revenue	6,793	168
Income taxes payable	1,796	(1,114)
Other operating activities	762	1,002

Net cash provided by operating activities	50,552	72,716

Cash flows from investing activities:
Purchases of property and equipment	(20,249)	(10,903)
Acquisition of businesses acquired, net of cash acquired	(17,987)	(127,426)
Acquisition of intangible assets	(470)	—
Purchases of investments and marketable securities	(305,088)	(360,792)
Maturities of investments and marketable securities	227,129	332,542
Sales of investments and marketable securities	113,838	114,145

Net cash used in investing activities	(2,827)	(52,434)

Cash flows from financing activities:
Purchase of treasury stock	(48,402)	(6,048)
Proceeds from exercise of stock options and stock purchase plan purchases	3,383	6,382
Excess tax benefit from share-based compensation	131	690

Net cash provided by (used in) financing activities	(44,888)	1,024

Effect of exchange rate changes on cash	868	835

Net increase in cash and cash equivalents	3,705	22,141
Cash and cash equivalents at beginning of period	38,211	39,648

Cash and cash equivalents at end of period	$41,916	$61,789

Supplemental disclosures of cash flow information:
Income taxes paid	27,096	30,101
Supplemental disclosures of non-cash transactions:
Purchase of treasury shares not paid in the second quarter of 2008	$570	—

ZEBRA TECHNOLOGIES CORPORATION

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

Sales by Product Category

	Three Months Ended
	June 28, 2008	June 30, 2007	Percent Change	Percent of Total Sales
Hardware	$185,640	$158,297	17.3	73.1
Supplies	43,803	40,285	8.7	17.3
Service and software	27,516	9,559	187.9	10.8
Shipping and handling	1,832	1,726	6.1	0.8
Cash flow from hedging activities	(5,009)	(955)	NM	(2.0)

Total sales	$253,782	$208,912	21.5	100.0

Sales by Geographic Region

	Three Months Ended
	June 28, 2008	June 30, 2007	Percent Change	Percent of Total Sales
Europe, Middle East and Africa	$93,787	$76,146	23.2	37.0
Latin America	21,367	15,412	38.6	8.4
Asia-Pacific	26,356	18,986	38.8	10.4

Total international	141,510	110,544	28.0	55.8
North America	112,272	98,368	14.1	44.2

Total sales	$253,782	$208,912	21.5	100.0

Sales by Product Category

	Six Months Ended
	June 28, 2008	June 30, 2007	Percent Change	Percent of Total Sales
Hardware	$365,821	$317,885	15.1	73.3
Supplies	85,706	78,367	9.4	17.1
Service and software	52,695	18,952	178.0	10.5
Shipping and handling	3,634	3,374	7.7	0.7
Cash flow from hedging activities	(7,797)	(1,090)	NM	(1.6)

Total sales	$500,059	$417,488	19.8	100.0

Sales by Geographic Region

	Six Months Ended
	June 28, 2008	June 30, 2007	Percent Change	Percent of Total Sales
Europe, Middle East and Africa	$191,157	$152,130	25.7	38.2
Latin America	37,350	27,935	33.7	7.5
Asia-Pacific	50,134	34,549	45.1	10.0

Total international	278,641	214,614	29.8	55.7
North America	221,418	202,874	9.1	44.3

Total sales	$500,059	$417,488	19.8	100.0

ZEBRA TECHNOLOGIES CORPORATION

SUPPLEMENTAL SEGMENT INFORMATION

(Amounts in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
Sales
Specialty Printing	$228,762	$202,794	$453,513	$404,689
Enterprise Solutions	25,020	6,118	46,546	12,799

Total	$253,782	$208,912	$500,059	$417,488
Cost of sales
Specialty Printing	113,338	105,688	226,151	209,954
Enterprise Solutions	12,729	3,822	23,278	8,342

Total	126,067	109,510	249,429	218,296

Gross profit	127,715	99,402	250,630	199,192
Operating expenses
Specialty Printing	55,829	46,028	106,161	91,866
Enterprise Solutions	19,957	5,266	37,997	11,007
Administrative and other	14,960	14,139	30,149	27,018

Total	90,746	65,433	174,307	129,891

Operating income	$36,969	$33,969	$76,323	$69,301

ZEBRA TECHNOLOGIES CORPORATION PRINTER UNITS and AVERAGE UNIT PRICES (Unaudited)
	Three Months Ended		Six Months Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
Total Printers Shipped	238,458	226,542	480,859	456,329
Average Unit Prices	$630	$573	$622	$570